Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SCIENTIFIC GAMES CORPORATION

ARTICLE I.

Offices, Corporate Seal

                Section 1.01.          Offices.   The Corporation shall have a registered office, a principal office and such other offices as the Board of Directors may determine.

                Section 1.02.          Corporate Seal.   There shall be no corporate seal.

ARTICLE II.

Meetings of Stockholders

                Section 2.01.          Place and Time of Meetings.   Meetings of the stockholders may be held at such place and at such time as may be designated by the Board of Directors.

                Section 2.02.          Annual Meetings.   The annual meeting of the stockholders of the Corporation shall be held at such place and at such time as designated by the Board of Directors.  The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting.

                Section 2.03.          Special Meetings.   Special meetings of the stockholders for any purpose or purposes shall be called by the Secretary at the written request of a majority of the total number of directors, by the Chairman of the Board, by the President or by the stockholders owning a majority of the shares outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting shall be limited to the purposes stated in the notice.

                Section 2.04.          Quorum.  Adjourned Meetings.   The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting.  If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote.  Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                Section 2.05.          Organization.   At each meeting of the stockholders, the Chairman of the Board or in his absence the President or in his absence the chairman chosen by a majority in voting interest of the stockholders present in person or proxy and entitled to vote shall act as chairman; and the Secretary of the Corporation or in his absence an Assistant Secretary or in his absence any person whom the chairman of the meeting shall appoint shall act as secretary of the meeting.

                Section 2.06.          Order of Business.   The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting.

                Section 2.07.          Voting.   Each stockholder of the Corporation entitled to vote at a meeting of stockholders should have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation.  Upon the request of any stockholder, the vote upon any question before a meeting shall be by written ballot, and all elections of directors shall be by written ballot.  All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these Bylaws.  For the election of directors, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors.

                Section 2.08.          Inspectors of Election.   At each meeting of the stockholders, the chairman of such meeting may appoint two inspectors of election.  Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability.  Such inspectors of election, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the Secretary of such meeting of the results thereof.  An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

                Section 2.09.          Notices of Meetings and Consents.   Except as otherwise provided by the Certificate of Incorporation or by statute, a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to him personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address shown upon the records of the Corporation.  Service of notice is complete upon mailing.  Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

                Section 2.10.          Proxies.   Each stockholder entitled to vote at a meeting of stockholders may authorize a proxy to represent him at the meeting by an instrument executed in writing.   No such proxy shall be valid after three years from the date of its execution unless the proxy provides for a longer period.  A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power.  Subject to the above, any proxy may be revoked if an instrument revoking it or proxy bearing a later date is filed with the Secretary.

                Section 2.11.          Waiver of Notice.   Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

                Section 2.12.          Written Action.   Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                Section 2.13.          Stockholder Proposals.   Except as otherwise provided by law, no proposal or matter shall be considered or acted upon at any meeting of stockholders which has not been submitted to and approved by the Board of Directors.

ARTICLE III.

Board of Directors

                Section 3.01.          General Powers.   The business of the corporation shall be managed by the Board of Directors.

                Section 3.02.          Number, Qualification and Term of Office.   The number of directors, except to the extent, if any, otherwise provided in the Certificate of Incorporation, shall be established from time to time by a resolution adopted by a majority of the total number of directors, but shall in no case be less than three.  Directors need not be stockholders.  Each director shall hold office until the annual meeting of stockholders next held after his election or until the stockholders have elected directors by consent in writing without a meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

                Section 3.03.          Annual Meeting.   As soon as practicable after each election of directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as may come before the meeting.

                Section 3.04.          Regular Meetings.   Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

                Section 3.05.          Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

                Section 3.06.          Notice of Meetings.   No notice need be given of any annual or regular meeting of the Board of Directors.  Notice of each special meeting of the Board of Directors shall be given by the secretary who shall give at least twenty-four hours’ notice thereof to each director by mail, telephone, telegram, or in person.  Notice shall be effective upon receipt.

                Section 3.07.          Waiver of Notice.   Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                Section 3.08.          Quorum.   A majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.

                Section 3.09.          Vacancies.   Any vacancy among the directors or increase in the authorized number of directors shall be filled for the unexpired term by a majority of the directors then in office though less than a quorum or by the sole remaining director.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

                Section 3.10.          Removal.   Any director may be removed from office at any special meeting of the stockholders either with or without cause.  If the entire Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

                Section 3.11.          Committees of Directors.   The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                Section 3.12.          Written Action.   Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                Section 3.13.          Compensation.   Directors who are not salaried officers of the Corporation may receive a fixed sum per meeting attended or a fixed annual sum, or both, and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors.  All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof.  Any director may serve the Corporation in any other capacity and receive proper compensation therefor.

                Section 3.14.          Conference Communications.   Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other.  For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

ARTICLE IV.

Officers

                Section 4.01.          Number.   The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and any other officers and agents as the Board of Directors by a majority vote of the total number of directors may designate.  Any person may hold two or more offices.

                Section 4.02.          Election, Term of Office, and Qualifications.   At each annual meeting of the Board of Directors all officers shall be elected.  Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified, or until such office is eliminated by a vote of the majority of all directors.  Officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

                Section 4.03.          Removal and Vacancies.   Any officer may be removed from his office by a majority vote of the total number of directors with or without cause.  A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

                Section 4.04.          Chairman of the Board.   The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

                Section 4.05.          President.   The President shall have general active management of the business of the Corporation.  In event of the absence or disability of the Chairman of the Board, he shall preside at all meetings of the stockholders and directors.  He shall see that all orders and resolutions of the directors are carried into effect.  He may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and in general shall perform all duties usually incident to the office of the president.  He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

                Section 4.06.          Vice President.   Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the President.  In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

                Section 4.07.          Secretary.   The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation.  He shall give proper notice of meetings of stockholders and the Board of Directors.  He shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

                Section 4.08.          Treasurer.   The Treasurer shall keep accurate accounts of all moneys of the Corporation received or disbursed.  He shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate.  He shall have power to endorse for deposit all notes, checks and drafts received by the Corporation.  He shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor.  He shall render to the President and the Board of Directors whenever required an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

                Section 4.09.          Execution of Contracts and Documents.   Except as otherwise directed by the Board of Directors, all contracts, deeds, promissory notes, checks, drafts, or other instruments calling for the payment of money shall be signed by the President or a Vice President and, if a second signature is required, the Secretary or Treasurer.

                Section 4.10.          Duties of other Officers.   The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

                Section 4.11.          Compensation.   The officers of the Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

ARTICLE V.

Shares and Their Transfer

                Section 5.01.          Shares of Stock.   The shares of stock of the Corporation shall be represented by a certificate, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares in the Corporation owned by such holder.  The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in section 5.04.

                Section 5.02.          Issuance of Stock.   The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors.  No shares shall be allotted except in consideration of cash, labor, personal property, or real property, or leases thereof, or of an amount transferred from surplus to stated capital upon a share dividend.  At the time of such allotment of stock, the Board of Directors shall state its determination of the fair value to the Corporation in monetary terms of any consideration other than cash for which shares are allotted.  Stock so issued shall be fully paid and nonassessable.  The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed by the Board of Directors.

                Section 5.03.          Transfer of Stock.   Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder’s legal representative or the holder’s attorney lawfully constituted in writing and, in the case of stock represented by a certificate or certificates, upon surrender of the certificate or the certificates for such stock, and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require).  The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation.  The Board of Directors may from time to time establish rules and regulations governing the issuance, transfer and registration of shares of stock of the Corporation.

                Section 5.04.          Loss of Certificates.   Any stockholder claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims which may be made against it on account of the alleged loss, theft or destruction of the certificate or issuance of such new certificate.  The Corporation may then issue (a) a new certificate or certificates of stock or (b) uncertificated shares, for the same number of shares represented by the certificate claimed to have been lost, stolen or destroyed.

                Section 5.05.          Facsimile Signatures.   Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI.

Books and Records, Audit, Fiscal Year

                Section 6.01.          Books and Records.   The Board of Directors of the Corporation shall cause to be kept:  (a) a share ledger which shall be a charge of an officer designated by the Board of Directors; (b) records of all proceedings of stockholders and directors; and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

                Section 6.02.          Audit.   The Board of Directors shall cause the records and books of account of the Corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

                Section 6.03.          Annual Report.   The Board of Directors shall cause to be filed with the Delaware Secretary of State in each year the annual report required by law.

                Section 6.04.          Fiscal Year.   The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE VII.

Indemnification

                Section 7.01.          Indemnification.   The Corporation shall indemnify, and the Board of Directors may authorize the purchase and maintenance of insurance for the purpose of such indemnification, such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

ARTICLE VIII.

Miscellaneous

                Section 8.01.          Fixing Date for Determination of Stockholders of Record.

                                (a)   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

                                (b)   If no record date is fixed:

                        (1)   The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                        (2)   The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                        (3)   The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                (c)   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                Section 8.02.          Periods of Time.   During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

                Section 8.03.          Voting Securities Held by the Corporation.   Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation.  At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                Section 8.04.          Purchase and Sale of Securities.   Unless otherwise ordered by the Board of Directors, the President shall have power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance.  The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE IX.

Amendments

                Section 9.01.          These Bylaws may be amended, altered or repealed by a vote of the majority of the total number of directors or of the stockholders at any meeting upon proper notice.